As filed with the Securities and Exchange Commission on August 19, 1997
                                                Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)

             DELAWARE                                             41-0857886
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                               6680 N. HIGHWAY 49
                           LINO LAKES, MINNESOTA 55014
               (Address of Principal Executive Offices) (Zip Code)
                              ---------------------

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                             ----------------------

                              Loren M. Ehrmanntraut
                             Chief Financial Officer
                 Northern Technologies International Corporation
                               6680 N. Highway 49
                           Lino Lakes, Minnesota 55014
                     (Name and address of agent for service)

                                 (612) 784-1250
          (Telephone number, including area code, of agent for service)
                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                              --------------------

                                          CALCULATION OF REGISTRATION FEE
========================== ============================ ==================== ==================== ==================

TITLE OF SECURITIES TO BE   AMOUNT TO BE REGISTERED(1)    PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
       REGISTERED                                        OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION FEE
                                                              SHARE(2)             PRICE(2)
========================== ============================ ==================== ==================== ==================
Common Stock, par value
$.02 per share..........          227,600 shares                $6.40            $1,456,640.00          $441.41
========================== ============================ ==================== ==================== ==================

     (1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted, on the basis of the weighted average exercise price of such options; and (ii) with respect to options to be granted, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on August 13, 1997 of $10.6875 per share, as reported by the American Stock Exchange.

================================================================================

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Commission (File No. 1-11038) are incorporated by reference in this Registration Statement: (1) the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996;
(2) the Company's Quarterly Report on Form 10-QSB for the quarters ended November 30, 1996, February 28, 1997, May 31, 1997; (3) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since August 31, 1996; and (4) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that de-registers all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements of the Company incorporated by reference in this Registration Statement from the Company's Annual Report on Form 10-KSB have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of the Company's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Oppenheimer Wolff & Donnelly, Minneapolis, Minnesota. Richard G. Lareau, a member of Oppenheimer Wolff & Donnelly, is a director of the Company. Members of Oppenheimer Wolff & Donnelly beneficially own, in aggregate, approximately 34,600 shares of the Company's Common Stock, including shares of Common Stock issuable pursuant to outstanding stock options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Delaware General Corporation Law ("DGCL"), a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him or her ("Expenses"), and judgments, fines and amounts paid in settlement of such action, provided that he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Although the DGCL permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The DGCL also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the DGCL provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

         Article IX of the Company's Certificate of Incorporation, as amended, provides that each director and officer, past or present, of the Company, and their respective heirs, administrators and executors, shall be indemnified by the Company in accordance with, and to the fullest extent permissible by, applicable law.

         The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable. No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 contained in the Registration Statement on Form 10 (File No. 0-19331)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 contained in the Registration Statement on Form 10 (File No. 0-19331)).

4.3 Specimen form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (File No. 0-19331)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1     Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

23.2     Consent of Deloitte & Touche LLP (filed herewith electronically).

24.1     Power of Attorney (included on page II-5 of this Registration
         Statement).

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the Registrant has been advised that in the opinion of the

Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lino Lakes, State of Minnesota, on August 7, 1997.

                                       NORTHERN TECHNOLOGIES
                                       INTERNATIONAL CORPORATION

                                       By:  /s/ Vincent J. Graziano
                                            -----------------------------------
                                            Vincent J. Graziano, President

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent J. Graziano and Loren M. Ehrmanntraut, and each of them, as his or her true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 7, 1997 by the following persons in the capacities indicated.

NAME                                TITLE
----                                -----

/s/ Vincent J. Graziano             Co-Chief Executive Officer, President and
------------------------------      Director (principal executive officer)
Vincent J. Graziano

/s/ Loren M. Ehrmanntraut           Chief Financial Officer and Secretary
------------------------------      (principal financial officer and principal
Loren M. Ehrmanntraut                accounting officer)

/s/ Philip M. Lynch                 Co-Chief Executive Officer and Chairman of
------------------------------      the Board of Directors
Philip M. Lynch

/s/ Sidney Dworkin                  Director
------------------------------
Sidney Dworkin

/s/ Gerhard Hahn                    Director
------------------------------
Gerhard Hahn

/s/ Donald A. Kubik, Ph.D.          Director
------------------------------
Donald A. Kubik, Ph.D.

/s/ Richard G. Lareau               Director
------------------------------
Richard G. Lareau

/s/ Milan R. Vukcevich, Ph.D.       Director
------------------------------
Milan R. Vukcevich, Ph.D.

                 NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
                             REGISTRATION STATEMENT
                                   ON FORM S-8

                                INDEX TO EXHIBITS


Item
 No.      Description                                      Method of Filing
 ---      -----------                                      ----------------
4.1       Certificate of Incorporation                     Incorporated by reference to Exhibit 3.1 contained
                                                           in the Registration Statement on Form 10 (File No.
                                                           0-19331)

4.2       Bylaws of the Company                            Incorporated by reference to Exhibit 3.2 contained
                                                           in the Registration Statement on Form 10 (File No.
                                                           0-19331)

4.3       Specimen form of the Company's                   Incorporated by reference to Exhibit 4.1 to the
          Common Stock Certificate                         Company's Registration Statement on Form 10 (File
                                                           No. 0-19331)

5.1       Opinion and Consent of Oppenheimer Wolff &       Filed herewith electronically
          Donnelly

23.1      Consent of Oppenheimer Wolff & Donnelly          Included in Exhibit 5.1


23.2      Consent of Deloitte & Touche LLP                 Filed herewith electronically

24.1      Power of Attorney                                Included on page II-5 of this Registration Statement
